UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2025

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Keizersgracht 555 1017 DR Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 6 82 55 84 30

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, €0.10 par value	PLYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 9, 2025, Playa Hotels & Resorts N.V., a public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands (“Playa”), entered into a Purchase Agreement (the “Purchase Agreement”) with Hyatt Hotels Corporation (“Hyatt”), a Delaware corporation, and HI Holdings Playa B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the Laws of the Netherlands and an indirect wholly owned subsidiary of Hyatt (“Buyer”).

Initial Offer, Duration and Expiration Time

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions thereof, Buyer will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding ordinary shares, par value EUR 0.10 per share, of Playa (the “Shares”) at a cash price of $13.50 per Share (the “Offer Consideration”), without interest and subject to any required tax withholding. The Offer will initially remain open until 9:00 a.m. (New York City time) on the day that is

•	21 business days from the commencement of the Offer; or

•	six business days after the date of the extraordinary general meeting of the shareholders of Playa discussed below (the “EGM”),

whichever is later, unless the Offer is extended. The time at which the Offer expires (taking into account any extensions) is referred to as the “Expiration Time.”

Subsequent Offering Period; Corporate Reorganization

After the Expiration Time, Buyer will commence a subsequent offering period (the “Subsequent Offering Period”) for a period of five business days to purchase additional Shares. Pursuant to the Subsequent Offering Period, Buyer will offer to purchase such additional Shares at the Offer Consideration, without interest and subject to any required tax withholding.

Beginning promptly on the final date on which shares are tendered during the Subsequent Offering Period, Hyatt and Buyer shall be required to effectuate a corporate reorganization involving Playa and its subsidiaries (the “Back-End Transaction”). The Back-End Transaction will be implemented by means of a Dutch legal triangular merger (juridische driehoeksfusie) of Playa with and into a newly formed indirect subsidiary of Playa, together with a share exchange and cancellation transaction. Upon completion, each Playa shareholder that did not tender its Shares prior to the expiration of the Subsequent Offering Period will cease to hold any Shares and will have received an amount in cash, without interest and subject to any required tax withholding, equal to the Offer Consideration multiplied by the number of Shares held by such minority shareholder immediately prior to the Back-End Transaction.

As a result of the Back-End Transaction, Playa will no longer be a publicly traded company, the listing of the Shares on Nasdaq Stock Market LLC (“Nasdaq”) will be terminated and the Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), resulting in the cessation of Playa’s reporting obligations with respect to the Shares thereunder.

Conditions to the Offer

Buyer’s obligation to purchase Shares pursuant to the Offer is subject to the satisfaction or waiver of various usual and customary conditions, including:

•

The tendering of a sufficient number of Shares to enable Buyer to acquire, together with the Shares it currently holds, at least eighty percent (80%) of the Shares (the “Minimum Condition”) at the settlement of the Offer (the “Closing”). Under certain circumstances, Buyer may reduce the Minimum Condition to seventy-five percent (75%) of the Shares.

•

The receipt of required approvals relating to anti-competition filings under Ley Federal de Competencia Económica - Economic Competition Federal Law of Mexico and any other applicable laws relating to antitrust or competition regulation, or the expiration or termination of their respective waiting periods, including any extensions (collectively, the “Required Approvals”). Hyatt, Buyer and Playa have agreed to use their respective reasonable best efforts to obtain the Required Approvals.

•

The adoption of resolutions by shareholders of Playa at an EGM (or a subsequent EGM) called by Playa to approve certain transactions relating to the Offer and appointing Buyer designees to, and removal of certain other directors from, the Playa board of directors (the “Playa Board”) effective upon the Closing (the “Shareholder Approval”). The Shareholder Approval will include authority to conduct the Back-End Transaction.

Hyatt has obtained committed debt financing to support the Offer and the Offer is not subject to any financing condition.

Extensions of the Offer

If, at any then-scheduled Expiration Time, any conditions of the Offer have not been satisfied or waived by Buyer, Buyer must, subject to certain exceptions, extend the Offer in consecutive periods of up to ten business days in order to permit the satisfaction of such conditions.

If Buyer determines at any then-scheduled Expiration Time that the conditions of the Offer are not reasonably likely to be satisfied within a ten business day extension period, then Buyer may choose to extend the Offer for up to 20 business days instead.

Buyer is not required to extend the Offer beyond October 9, 2025 (the “End Date”). In addition, if the only unmet conditions are the Minimum Condition and certain conditions relating to shareholder approvals or that can otherwise only be satisfied at the Closing, Buyer may extend the Offer on more than three occasions.

Support Agreements

In connection with the Offer, certain of Playa’s officers, consisting of Bruce D. Wardinski (Chairman and Chief Executive Officer), Ryan Hymel (EVP and Chief Financial Officer), Greg Maliassas (EVP and Chief Operating Officer), Tracy M.J. Colden (EVP and General Counsel), Fernando Mulet (EVP and Chief Investment Officer) and Dayna Blank (EVP and Chief People Officer) and certain of Playa’s directors, consisting of Hal Stanley Jones, Elizabeth Lieberman, Jeanmarie Cooney, Maria M. Miller, Leticia Navarro and Karl I. Peterson, who in aggregate control approximately 9.8% of the Shares, entered into tender and support agreements with Playa in their respective capacities as Playa shareholders. Under those agreements, each such shareholder has agreed, among other things, to tender his or her Shares in the Offer and to vote in favor of the adoption of certain shareholders’ resolutions at the EGM. The tender and support agreements also contain certain Share transfer restrictions. The tender and support agreements will terminate upon the Closing or an earlier termination of the Purchase Agreement.

The foregoing description of the tender and support agreements is not complete and is qualified in its entirety by reference to the form of tender and support agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations, warranties and covenants of Hyatt, Buyer and Playa, including a covenant requiring Playa to operate its business and that of its subsidiaries in the ordinary course consistent with past practice.

Alternative Acquisition Proposals; Board Recommendation

Playa has agreed to cease all existing, and to not solicit or initiate, discussions with third parties regarding, alternative proposals to acquire, or enter into similar transactions involving, Playa (each, an “Alternative Acquisition Proposal”).

Subject to certain exceptions, the Playa Board is not permitted to, among other things:

•	withhold, withdraw, qualify, amend or modify its recommendation to its shareholders to accept the Offer and to vote in favor of the Shareholder Approval (the “Playa Board Recommendation”);

•	recommend, adopt or approve any Alternative Acquisition Proposal, or submit any Alternative Acquisition Proposal to a vote of Playa’s shareholders;

•	publicly make any recommendation in connection with an Alternative Acquisition Proposal other than a recommendation against such proposal;

•

fail to publicly recommend against any Alternative Acquisition Proposal or fail to timely reaffirm the Playa Board Recommendation upon certain specified events (any such action in this paragraph an “Adverse Recommendation Change”);

•	approve, recommend, authorize or allow Playa or any of its subsidiaries to enter into any agreement relating to any Alternative Acquisition Proposal; or

•	publicly propose to approve, recommend or allow any of the foregoing.

Solely in response to a bona fide unsolicited written Alternative Acquisition Proposal that did not result from a violation of the no solicitation covenant and that the Playa Board has determined in good faith (after consultation with its outside legal counsel and financial advisors), taking into account all legal, financial, regulatory, financing, certainty, timing and other relevant aspects of the proposal and the person making the proposal (and taking into account any amendment or modification to the Purchase Agreement proposed by Hyatt or Buyer), is (i) reasonably likely to be consummated and (ii) on balance more favorable to the interests of Playa and its shareholders, employees and other stakeholders (a “Superior Proposal”) received by the Playa Board, Playa may at any time prior to the Expiration Time make an Adverse Recommendation Change and thereafter validly terminate the Purchase Agreement and enter into a definitive agreement with respect to a Superior Proposal if: (a) Playa has provided to Parent and Buyer at least four (4) business days’ prior written notice of the existence of and material terms and conditions of the Superior Proposal; (b) Playa has engaged in good faith negotiations with Parent and Buyer to amend the Purchase Agreement so that any alternative ceases to constitute a Superior Proposal; and (c) the Playa Board has determined that, in light of such Superior Proposal and taking into account any revised terms proposed by Parent and Buyer, such Superior Proposal continues to constitute a Superior Proposal and that the failure to effect an Adverse Recommendation Change and/or terminate the Purchase Agreement would be inconsistent with the directors’ fiduciary duties under the Laws of The Netherlands. In the event of any such termination, Playa will be obligated to pay to Parent termination compensation described below.

Solely in response to the occurrence of a material event occurring or arising after the date of the Purchase Agreement and prior to the Expiration Time that was not known to the Playa Board as of the date of the Purchase Agreement (or, if known, the consequences of which were not reasonably foreseeable to the Playa Board as of the date of the Purchase Agreement) and that did not arise as a result of any actions taken by Playa in breach of the Purchase Agreement (an “Intervening Event”), Playa may at any time prior to the Expiration Time make an Adverse Recommendation Change if: (a) Playa has provided to Parent and Buyer at least four (4) business days’ prior written notice of a description of the Intervening Event, the rationale for the Adverse Recommendation Change, and that the Playa Board has determined to effect an Adverse Recommendation Change, (b) the Playa Board has determined that, in light of such Intervening Event and taking into account any revised terms proposed by Parent and Buyer, the failure to effect an Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under the Laws of The Netherlands and (c) prior to making the Adverse Recommendation Change Playa shall have engaged in good faith negotiations with Parent and Buyer during the notice period to amend the Purchase Agreement in response to the Intervening Event in such a manner that the failure of the Playa Board to effect an Adverse Recommendation Change in response to the Intervening Event would no longer be inconsistent with the directors’ fiduciary duties under the Laws of The Netherlands.

Contemplated Corporate Governance

Under the terms of the Purchase Agreement, as of the Closing, the Playa Board will consist of no more than seven directors, (i) two of whom will be independent non-executive directors mutually designated by Playa and Buyer and (ii) the remainder of whom will be designated by Hyatt and Buyer.

Treatment of Playa Equity Awards

The Purchase Agreement provides for the following treatment of Playa equity awards upon the payment by Buyer for all Shares tendered in the Offer prior to the Expiration Time:

•

Each restricted share issued by Playa that remains subject to one or more vesting conditions (each a “Playa Restricted Share”) and each restricted stock unit issued by Playa that remains subject to one or more vesting conditions (each, a “Playa RSU”), in each case, held by any non-executive director of Playa and certain non-continuing employees to be determined by Hyatt (each a “Terminating Award”) will become fully vested (with each Terminating Award that vests based on achievement of one or more performance goals vesting at either (i) target performance or (ii) the greater of actual and target performance, in each case, in accordance with the applicable award agreement memorializing such Terminating Award) and will be automatically converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying the Offer Consideration by the total number of vested Shares subject to such Terminating Award as of immediately prior to the Closing.

•

Each award of Playa Restricted Shares and each award of Playa RSUs that is unvested and that remains issued and outstanding as of immediately prior to the Closing (each a “Continuing Award”) and that is not a Terminating Award will be assumed by Hyatt and converted into a corresponding award of restricted stock units covering a number of shares of Hyatt common stock (rounded up to the nearest whole number of shares) equal to the product obtained by multiplying (i) (A) for each time-based Continuing Award, the number of shares subject to such Continuing Award as of immediately prior to the Closing or (B) for each performance-based Continuing Award, the number of shares subject to such Continuing Award determined either (1) as though the greater of target performance or actual performance has been achieved as of the Closing, or (2) as though target performance has been achieved, in each case, as determined by and in accordance with the award agreement evidencing such Continuing Award by (ii) the quotient of (a) the average closing price per share for Playa common stock, as reported on the Nasdaq and by Bloomberg L.P., for the 20 trading days ending on the trading day immediately preceding the date of the Closing, divided by (b) the average closing price per share for Hyatt common stock, as reported on NYSE and by Bloomberg L.P., for the 20 trading days ending on the trading day immediately preceding the date of the Closing (each resulting award covering Hyatt common stock, an “Assumed Award”). Each Assumed Award will continue to have, and be subject to, the same terms and conditions as applied to the corresponding Continuing Award as of immediately prior to the Closing (including dividend or dividend equivalent rights, as applicable but excluding any performance criteria), except that upon the termination of employment or service of an Assumed Award holder without “cause” or upon a termination of employment by the Assumed Award holder for “good reason,” either (i) within twelve (12) months following the Closing for any such Assumed Award holder who is not a part of a group of certain identified Playa employees or (ii) within twenty-four (24) months following the Closing for any such Assumed Award holder who is a part of a group of certain identified Playa employees, in either case such holder’s Assumed Awards will, upon effectiveness of a release and waiver, immediately vest in full.

Termination Rights

The Purchase Agreement contains certain termination rights, including:

•	the right of Playa or Hyatt to terminate the Purchase Agreement:

•	if Playa and Hyatt mutually agree to terminate;

•	if the Offer is not consummated on or before 11:59 p.m. (New York City time) on the End Date;

•	if there is a final, permanent and non-appealable order of a governmental authority prohibiting the consummation of the Offer; or

•	the Offer has expired in accordance with its terms without all of the Offer Conditions having been satisfied or waived.

•	the right of Playa to terminate the Purchase Agreement:

•

if concurrently with or immediately following such termination, Playa enters into a definitive agreement with respect to a Superior Proposal and has not breached any of its obligations under the no solicitation covenant in any material respect with respect to such Superior Proposal;

•	if Hyatt or Buyer breaches its representations or warranties or covenants and such breach would result in any Offer Condition not being satisfied (subject to a cure period); or

•

if (A) the time of acceptance for payment (the “Acceptance Time”) has occurred, (B) Hyatt and Buyer have failed to pay for all shares validly tendered, (C) Playa delivers written notice to Hyatt or Buyer to make such payment, and (D) Hyatt or Buyer fails to make such payment within three (3) business days of receiving such notice.

•	the right of Hyatt to terminate the Purchase Agreement:

•

if prior to the purchase of any shares pursuant to the Offer, Playa breaches its representations and warranties or covenants (other than a willful breach of the no solicitation covenant) and such breach would result in any Offer Condition not being satisfied (subject to a cure period) (the “Company Breach Termination Right”);

•	following an Adverse Recommendation Change or a willful breach by Playa of the no solicitation covenant; or

•

if the EGM (or a subsequent EGM, if applicable) has been held and the resolutions proposed to the Playa shareholders (including the Back-End Transaction) have not been adopted (the “EGM Termination Right”).

Upon termination of the Purchase Agreement, Playa has agreed to pay Hyatt a termination fee of $56,323,547 under specified circumstances, including a termination by Playa to enter into an agreement for a Superior Proposal, a termination by Hyatt following an Adverse Recommendation Change or Playa’s willful breach of the no solicitation covenant, and, in the event that an Alternative Acquisition Proposal is made public prior to a termination for certain specified reasons and, within 12 months of such termination, Playa consummates or enters into an agreement with respect to any transaction specified in the definition of Alternative Acquisition Proposal.

Playa has also agreed to reimburse Hyatt the reasonable and documented out-of-pocket costs and expenses incurred by Parent or Buyer up to $8 million in connection with the transactions contemplated by the Purchase Agreement, if the Purchase Agreement is terminated:

•	because the Acceptance Time has not occurred before the End Date and certain Offer Conditions have not been satisfied;

•	the Offer expired in accordance with its terms without all of the Offer Conditions having been satisfied; or

•	pursuant to the EGM Termination Right.

The foregoing description of the Purchase Agreement is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Hyatt, Buyer and Playa. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Playa’s or Hyatt’s public disclosures.

ITEM 8.01	Other Events.

On February 10, 2025, Playa issued a press release announcing the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement, dated as of February 9, 2025, by and among Hyatt Hotels Corporation, HI Holdings Playa B.V., and Playa Hotels & Resorts N.V.*

10.1	Form of Tender and Support Agreement.

99.1	Press Release of Playa Hotels & Resorts N.V.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

The tender offer for Playa’s outstanding ordinary shares referenced herein has not yet commenced. This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Playa or any other securities. This communication may be deemed to be solicitation material in respect of the EGM Proposals (defined below). At the time the tender offer is commenced, Hyatt will file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, and Playa will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. Playa also intends to file with the SEC a proxy statement in connection with an extraordinary general meeting of shareholders of Playa, at which the Playa shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the extraordinary general meeting. SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING) WHEN SUCH DOCUMENTS BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Hyatt will be available free of charge on Hyatt’s Investor Relations site at investors.hyatt.com or by contacting Hyatt’s investor relations department at investorrelations@hyatt.com. Copies of the documents filed with the SEC by Playa will be available free of charge on Playa’s website, www.investors.playaresorts.com, or by contacting Playa’s investor relations department at ir@playaresorts.com. In addition, Playa shareholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO.

Participants in the Solicitation

Playa, its directors and executive officers and other members of its management and employees, as well as Hyatt and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Playa’s shareholders in connection with the EGM Proposals. Information about Playa’s directors and executive officers and their ownership of Playa’s ordinary shares is set forth in the proxy statement for Playa’s 2024 annual general meeting of shareholders, which was filed with the SEC on April 22, 2024. Information about Hyatt’s directors and executive officers is set forth in the proxy statement for Hyatt’s 2024 annual meeting of shareholders, which was filed with the SEC on April 4, 2024. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Playa’s directors and executive officers in the transaction, which may be different than those of Playa’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Forward-looking statements include, without limitation, statements regarding the proposed transaction, including the benefits of the proposed transaction; filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Such forward-looking statements are subject to various risks and uncertainties, including uncertainties as to the timing of the tender offer and other proposed transactions; uncertainties as to how many of Playa’s shareholders will tender their shares in the offer or approve the resolutions to be solicited at the extraordinary general meeting of Playa’s shareholders; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement with Hyatt; the effects of the proposed transaction (or the announcement thereof) on relationships with employees, customers, other business partners or governmental entities; transaction costs; the risk that the proposed transaction will divert management’s attention from Playa’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; risks associated with litigation; and other risks and uncertainties detailed from time to time in documents Playa files with the SEC, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: February 10, 2025	By:	/s/ Ryan Hymel
Ryan Hymel
Chief Financial Officer